Exhibit 99.1

Maui Land & Pineapple Company, Inc. Reports Fiscal First Quarter 2026 Results

KAPALUA, Hawai‘i / May 15, 2026 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the quarter ended March 31, 2026.

“We are pleased with the Company’s first quarter operational results which reflect our continued progress repositioning the Company’s multiple-asset portfolio to maximize productivity, create new value, and contribute to meeting the needs of Maui’s local businesses and families. This progress is fueled by accelerating deal flow including over $11 million in contracted land sales, $12 million in new property listings, ongoing negotiations for the sale of water-related assets, and strong recurring revenue from commercial real estate and agricultural land leasing.  This quarter we also updated our reportable segmentation to help stakeholders track progress on our strategic plans which combine to demonstrate our Company’s significant value.” said Race Randle, CEO, Maui Land & Pineapple Company, Inc.

Achievements this period include the following:

-

The Company revised its reportable segments during the first quarter to better reflect its business strategy, align its management reporting and increase transparency for investors. Under the revised segment structure, the Company will report on four operating segments which consist of the following:

●

Land Development & Sales – consists of land development and sales projects including primary housing, workforce housing, farm lots, and resort development. Sales of developed projects, home lots and non-strategic parcels will also be reported through this segment.

●

Commercial Real Estate Leasing – consists of the company’s approximately 247,000 leasable square feet of industrial, office, retail, and residential properties. The commercial town centers reported via this segment include the Kapalua Resort in West Maui and the Haliimaile Town Center in Upcountry Maui.

●

Land Leasing & Management – consists of operations related to our over 21,000 acres of agricultural and conservation land, and associated water and wastewater infrastructure. Land leasing revenues and expenses will be reported in this segment to improve transparency of net operating income. Water and sewer infrastructure operations will also report financial results through this segment.

●

Agribusiness Ventures – consists of the Company’s efforts to self-perform certain value-added agriculture rather than lease to tenants. Currently, this segment will report on the Company’s drought-resistant agave farm and operations. As other value-added and diversified agribusinesses are developed, they will be reported through this segment.

-

Land Development & Sales – In the quarter ended March 31, 2026, the Company has progressed predevelopment efforts for approximately 1,000 acres of resort residential and mixed-use lands along with over 1,800 acres of agricultural land for individual farm lots. The Company currently has two binding land sales totaling $11.2 million in escrow, an additional $15.0 million of land in contract negotiations and $12.0 million of parcels publicly listed for active sale.  In the quarter ended March 31, 2026, there was a $2.4 million decrease in revenues with a $2.6 million decrease in expenses, which are directly attributed to the suspension of the Honokeana Homes Housing Project by the State of Hawaii in April 2025. The net operating results for this segment were consistent in this segment year over year.

-

Commercial Real Estate Leasing – In the quarter ended March 31, 2026, the Company reached an occupancy level of 93% in its commercial real estate portfolio and expects to see increasing revenue as the leased properties reach stabilization. For the quarter overall results from this segment were consistent with revenues at $2.0 million and net operating income ats $1.2 million for both 2025 and 2026.

-

Land Leasing & Management – In the quarter ending March 31, 2026, the company increased the quantity of leased agricultural lands by 33.73%, or 1,581 acres, from 4,687 leased acres to 6,268 leased acres of over 21,000 leasable acres, aimed at improving revenue and NOI in this segment in future quarters.  Revenues for agricultural land leases and utilities were consistent year over year at $1.2 million. Expenses related to land management, conservation, watershed management and infrastructure operations increased by $1.1 million, from $0.7 million to $1.8 million compared to the prior year as raw land is prepared for utilization and assets are positioned for productivity. Negotiations for the sale and lease of water-related assets continue to progress.

-

Agribusiness ventures – In the quarter ended March 31, 2026, $0.3 million was spent on advancing the cultivation of drought-resistant blue agave related to the Company’s 325-acre Hali’imaile Ranch subdivision in process. To date, a strategic investment of approximately $2.0 million has been expended to launch this business.

The Company's Chairman, Scot Sellers, commented:  “The Company has continued to make progress on our mission to put our land and assets to their most productive uses, building value through the advancement of an increasing volume of development and leasing projects.  The refined segmentation should aid stakeholders in tracking progress as the management team advances the exciting pipeline of projects, poised to create significant value for our shareholders and the community.”

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA, to provide information that may assist investors in understanding the Company's financial results and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. This non-GAAP financial measure is not intended to represent and should not be considered a more meaningful measure than, or alternative to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense, pension and post-retirement expenses, and bad debt. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Additional Information

More information about Maui Land & Pineapple Company’s first quarter 2026 operating results are available in the Form 10-Q filed with the Securities and Exchange Commission and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of its portfolio, including over 22,000 acres of land along with approximately 247,000 square feet of commercial real estate. The Company envisions a future where Maui residents thrive in more resilient communities with sufficient housing supply, economic stability, food and water security, and deep connections between people and place. For over a century, MLP has built a legacy of thoughtful stewardship through conservation, agriculture, community building, and land management. The Company continues this legacy today with a mission to thoughtfully maximize the productive use of its assets to meet the critical needs of current and future generations.

Company assets include land for future residential communities and mixed-use projects within the world-renowned Kapalua Resort, home to luxury hotels such as The Ritz-Carlton Maui and The Resort at Kapalua Bay, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to put its land into productive use, our ability to cultivate and commercialize Agave, our ability to market and sell nonstrategic parcels in our portfolio, and our ability to consummate land sales in escrow or active negotiations. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

# # #

CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands except
	per share amounts)
OPERATING REVENUES

Land leasing and management	$1,192	$1,234
Agribusiness venture	-	-
Land development and sales	257	2,619
Commercial real estate leasing	1,956	1,951
Total operating revenues	3,405	5,804

OPERATING COSTS AND EXPENSES
Land leasing and management	1,784	652
Agribusiness venture	55	-
Land development and sales	338	2,933
Commercial real estate leasing	773	714
General and administrative	1,298	1,517
Share-based compensation	939	1,581
Depreciation	233	186
Total operating costs and expenses	5,420	7,583

OPERATING LOSS	(2,015)	(1,779)

Gain (loss) on assets disposal, net	-	1
Other income	38	105
Pension and other post-retirement expenses	(20)	(6,919)
Interest expense	(62)	(48)
NET LOSS	$(2,059)	$(8,640)
Other comprehensive income - pension, net	-	79

TOTAL COMPREHENSIVE LOSS	$(2,059)	$(8,561)

NET LOSS PER COMMON SHARE-BASIC AND DILUTED	$(0.10)	$(0.44)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(audited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,845	$5,295
Accounts receivable, net	1,889	1,371
Prepaid expenses and other assets	402	608
Assets held for sale	1,862	1,827
Total current assets	7,998	9,101

PROPERTY & EQUIPMENT, NET	18,117	18,243

OTHER ASSETS
Deferred development costs - Development projects	16,543	15,720
Deferred development costs - Agave venture	1,950	1,680
Right of use assets	554	518
Other noncurrent assets	2,710	2,706
Total other assets	21,757	20,624
TOTAL ASSETS	$47,872	$47,968

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,680	$2,774
Payroll and employee benefits	607	1,159
Accrued retirement benefits, current portion	1,609	1,620
Deferred revenue, current portion	1,106	833
Long-term debt, current portion	85	85
Lease liability, current portion	88	106
Other current liabilities	604	786
Total current liabilities	5,779	7,363

LONG-TERM LIABILITIES
Line of credit	6,500	4,000
Deferred revenue, noncurrent portion	1,066	1,100
Deposits	1,927	1,927
Long-term debt, noncurrent portion	88	102
Lease liability, noncurrent portion	461	413
Total long-term liabilities	10,042	7,542
TOTAL LIABILITIES	15,821	14,905

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,799,569 and 19,755,431 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	88,308	87,580
Additional paid-in-capital	17,665	17,346
Accumulated deficit	(73,646)	(71,587)
Accumulated other comprehensive loss	(276)	(276)
Total stockholders' equity	32,051	33,063
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$47,872	$47,968

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(NON-GAAP) UNAUDITED

	Three Months Ended
	March 31,
	2026	2025
	(In thousands except per share
	amounts)

NET LOSS	$(2,059)	$(8,640)
Non-cash income and expenses
Interest expense	5	2
Depreciation	233	186
Amortization of licensing fee revenue	(33)	(33)
Share-based compensation
Vesting of Stock Options granted to Board Chair and Directors	120	975
Vesting of Stock Compensation granted to Board Chair and Directors	193	174
Vesting of Stock Options granted to CEO	198	199
Vesting of employee Incentive Stock	428	231
Non-cash loss/(gain)	-	-
Bad debt expense and impairments	24	209
Pension and other post-retirement expenses	-	6,897

ADJUSTED EBITDA (LOSS)	$(891)	$200